EXHIBIT 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (numbers 33-80666, 333-61556 and 333-136698) of Bemis Company, Inc. of our report dated February 28, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, and our report dated February 28, 2007 relating to the financial statement schedule, each of which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

February 28, 2007

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